EXHIBIT 99.1

Ur-Energy Releases 2021 Q2 Results

Littleton, Colorado (ACCESSWIRE – August 3, 2021) Ur-Energy Inc. (NYSE American:URG) (TSX:URE) (the “Company” or “Ur-Energy”) has filed the Company’s Form 10-Q for the quarter ended June 30, 2021, with the U.S. Securities and Exchange Commission at www.sec.gov/edgar.shtml and with Canadian securities authorities at www.sedar.com.

Ur-Energy Chairman and CEO, Jeff Klenda said, “We are pleased to announce our results from the first half of 2021. We ended the period with more than $20 million in cash and 285,000 pounds U.S. produced U3O8 in inventory at the conversion facility. We continued to advance regulatory approvals at both our Lost Creek Property and Shirley Basin Project. Having received all remaining major approvals for Shirley Basin during Q2, our second uranium project in Wyoming now stands construction ready. The approvals also mean that we have effectively doubled the Company’s licensed and permitted production capacity.

“As we recognize the eighth anniversary of operations at Lost Creek, we are encouraged by positive catalysts and increased investor interest in the uranium market, which in time should allow us to ramp up to full production again. While our first priority in ramp up will be to recover the remaining uranium resources in the existing two mine units at Lost Creek, the recent and anticipated regulatory approvals for recovery at the adjacent LC East project will allow us to subsequently expand our planned production into several additional mine units.

“We remain grateful for our dedicated operations and technical staff as they continue to optimize all operational aspects of Lost Creek. Lost Creek is an exceptional property and we are fortunate to have an experienced and professional team ready to ensure the most efficient return to full production operations when conditions warrant.”

Financial Results

As of June 30, 2021, we had cash resources consisting of cash and cash equivalents of $21.5 million.

In addition to our cash position, our finished, ready-to-sell, conversion facility inventory value is immediately realizable, if necessary. We do not anticipate selling our existing finished-product inventory in 2021, unless market conditions change sufficiently to warrant its sale.

During the quarter, we received notifications that the principal amount of $893 thousand and accrued interest of approximately $10 thousand were forgiven under the terms of the Small Business Administration Paycheck Protection Program. This was treated as a forgiveness of debt on the Consolidated Statements of Operations for the three-months ended June 30, 2021 and a $903 thousand gain on debt forgiveness was recognized in other income.

Lost Creek Operations

Lost Creek continues to operate at reduced production levels while we await the implementation of the national uranium reserve, further relief pursuant to the recommendations of the United States Nuclear Fuel Working Group (the “Working Group”) and additional positive developments in the uranium markets. The reduced production operations have allowed us to sustain operating cost reductions at Lost Creek, while continuing to conduct preventative maintenance and optimize processes in preparation for ramp up to full production rates. These preparations include advanced planning for anticipated drilling and production well installation in our fully permitted Mine Unit 2 (“MU2”).

The Wyoming Uranium Recovery Program has approved an amendment to the Lost Creek source material license to include recovery from the uranium resource in the LC East Project (HJ and KM horizons) immediately adjacent to the Lost Creek Project. This license approval grants the Company access to six planned mine units in addition to the already licensed three mine units at Lost Creek. The approval also increases the license limit for annual plant production to 2.2 million pounds U3O8 which includes wellfield production of up to 1.2 million pounds U3O8 and toll processing up to one million pounds U3O8.

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The Wyoming Department of Environmental Quality, Land Quality Division, continues its review of the application for amendment to the Lost Creek permit to mine which will add the LC East and KM mine units. We anticipate that the Land Quality Division review will be complete in 2021.

Shirley Basin Project

During Q2 the State of Wyoming and the EPA completed their respective reviews of our Shirley Basin Project and issued the source material license, permit to mine, and aquifer exemption for the project. These three approvals represent the final major permits required to begin construction of the Shirley Basin Project.

The Company plans three relatively shallow mining units at the project, where we have the option to build out a complete processing plant with drying facilities or a satellite plant with the ability to send loaded ion exchange resin to Lost Creek for processing. As approved, the Shirley Basin processing facility is allowed to recover up to one million pounds U3O8 annually from the wellfield. The annual production of U3O8 from wellfield production and toll processing of loaded resin or yellowcake slurry will not exceed two million pounds equivalent of dried U3O8 product.

Situated in an historic mining district, the project has existing access roads, power, waste disposal facility and shop buildings onsite. Because delineation and exploration drilling were completed historically, the project is construction ready. All wellfield, pipeline and header house layouts are finalized and additional, minor on-the-ground preparations have been initiated in 2021 Q3.

2021 Continuing Guidance

International recognition of nuclear power’s role in achieving net-zero carbon emissions goals has resulted in a renewed interest in the uranium sector in 2021. The Paris Climate Agreement calls for net-zero carbon emissions by 2050 and the U.S. has rejoined the agreement under the Biden Administration, which continues to demonstrate support for the nuclear industry.

Our current cash position as of July 28, 2021, is $20.8 million. In addition to our strong cash position, we have nearly 285,000 pounds of finished, U.S. produced inventory, worth $9.2 million at recent spot prices. Our financial position provides us with adequate funds to maintain and enhance operational readiness at Lost Creek, as well as preserve our existing inventory for higher prices.

Our long-tenured operational and professional staff have significant levels of experience and adaptability which will allow for an easier transition back to full operations. Lost Creek operations can increase to full production rates in as little as six months following a go decision, simply by developing additional header houses within the fully permitted MU2. Development expenses during this six-month ramp up period are estimated to be approximately $14 million and are almost entirely related to MU2 drilling and header house construction costs. We are prepared to ramp up and to deliver our Lost Creek production inventory to the new national uranium reserve.

Additionally, with all major permits and authorizations for our Shirley Basin Project now in hand, we stand ready to construct at the mine site when market conditions warrant. We estimate up to nine years production at the project based upon the mineral resources reported in the Shirley Basin Preliminary Economic Assessment.

We will continue to closely monitor the uranium market and any actions or remedies resulting from the Working Group’s report, the implementation of the uranium reserve program, or any further legislative actions, which may positively impact the uranium production industry. Until such time, we will continue to minimize costs and maximize the ‘runway’ to maintain our current operations and the operational readiness needed to ramp up production when called upon.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in-situ recovery uranium facility in south-central Wyoming. We have produced, packaged, and shipped approximately 2.6 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy now has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is in the process of obtaining remaining amendments to Lost Creek authorizations for expansion of Lost Creek. Ur‑Energy is engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is located in Littleton, Colorado and its registered office is located in Ottawa, Ontario.

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FOR FURTHER INFORMATION, PLEASE CONTACT

Jeffrey Klenda, Chairman & CEO

866-981-4588

Jeff.Klenda@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., our ability to control production operations at lower levels at Lost Creek in a safe and compliant manner; ability and timing to receive remaining permits and authorizations related to our LC East project; the timing to determine future development and construction priorities for Lost Creek and Shirley Basin, and the ability to readily ramp up and transition in a timely and cost-effective manner to full production operations when conditions warrant; the life of mine, costs and production results for Lost Creek and Shirley Basin; the ability of the Biden Administration to advance its clean energy agenda, its timing and whether meaningful changes for nuclear power may positively affect the domestic uranium recovery industry; the timing and program details for establishment of the new national uranium reserve, and our role in the reserve program; further implementation of recommendations from the U.S. Nuclear Fuel Working Group, including the timeline and scope of proposed remedies and related budget appropriations processes; and whether our financing activities and cost-savings measures which we have implemented will be sufficient to support our operations and for what period of time, including whether we will sell our current inventory during 2021) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic, technical and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; fluctuations in commodity prices; failure to establish estimated resources; the grade and recovery of mineral resources which are mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; changes in regulatory and legislative requirements; inflation; changes in exchange rates; delays in development and other factors described in the public filings made by the Company at www.sedar.com and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.

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